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                                                                    EXHIBIT 23.5


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Joint Registration Statement on Form S-4 (No. 333-28085 and No. 333-28085-01) and the related Prospectus of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our reports (a) dated March 14, 1997 with respect to the Consolidated Financial Statements of Resorts Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated January 16, 1997, as amended; (b) dated February 13, 1997, with respect to the Financial Statements of CV Ranch Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated January 16, 1997, as amended; and (c) dated February 12, 1997 with respect to the Financial Statements of Telluride Resort and Spa Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated January 16, 1997, as amended, all filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP



Phoenix, Arizona
October 28, 1997